UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2006

VENOCO, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 2950 Denver, Colorado		80202-1370
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amended and Restated Term Loan Agreement

On April 28, 2006, Venoco, Inc., in connection with the syndication of its second lien term loan facility, entered into an amended and restated term loan agreement governing that facility (the “amended term loan agreement”) with Credit Suisse, Cayman Islands Branch, as administrative agent, Credit Suisse Securities (USA) LLC and Lehman Brothers Inc., as joint lead arrangers, Harris Nesbitt Corp., as co-arranger, and Lehman Brothers Inc., as syndication agent, and the lenders party thereto.  The amended term loan agreement amends and restates the term loan agreement dated March 30, 2006, pursuant to which Venoco borrowed $350 million in order to finance its acquisition of TexCal Energy (LP), LLC.

Under the amended term loan agreement, the rate of interest on “Base Rate Loans” has been amended such that amounts borrowed bear interest at a floating rate equal to (i) the greater of the administrative agent’s announced base rate and the overnight federal funds rate plus 0.5%, plus (ii) a margin ranging from 3.0% to 3.5%. The rate of interest on “LIBO Rate Loans” has been amended such that amounts borrowed bear interest at LIBOR plus a margin ranging from 4.0% to 4.5%.  The applicable margin depends on the company’s consolidated leverage ratio and whether the company has completed a public equity offering.

The amended term loan agreement also, among other things, (i) limits the company’s ability to pay certain discretionary bonuses, (ii) grants additional administrative authority to the administrative agent, (iii) permits the company to incur up to $200 million of additional unsecured indebtedness under certain circumstances, (iv) increases the level of permitted liens and investments, (v) sets forth the circumstances in which a default with respect to the company’s revolving credit facility will constitute an event of default for the purposes of the second lien term loan facility and (vi) amends the definition of “change of control” such that no change of control will occur upon a defined level of ownership change if Timothy Marquez, or entities controlled by him, continue to own 30% or more of the company’s voting stock.

The foregoing summary does not purport to be a complete description of the amended term loan agreement and is qualified in its entirety by reference to the amended term loan agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

First Amendment to the Second Amended and Restated Credit Agreement

On May 2, 2006, Venoco entered into the first amendment to its second amended and restated credit agreement that governs its revolving credit facility (the “amendment”) with the Bank of Montreal, as administrative agent, Credit Suisse, Cayman Islands Branch, and Lehman Commercial Paper Inc., as co-syndication agents, Fortis Capital Corp., as documentation agent, and the lenders party thereto.  Among other things, the amendment limits the company’s ability to pay certain discretionary bonuses and amends the definition of “change of control” as described above under “–Amended and Restated Term Loan Agreement.”

The foregoing summary does not purport to be a complete description of the amendment and is qualified in its entirety by reference to the amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibit No.	Description

10.1

Amended and Restated Term Loan Agreement dated as of April 28, 2006, by and among Venoco, Inc., the Guarantors identified therein, Credit Suisse, Cayman Islands Branch, as Administrative Agent, Credit Suisse Securities (USA) LLC and Lehman Brothers Inc., as Joint Lead Arrangers, Harris Nesbitt Corp., as Co-Arranger, and Lehman Brothers Inc., as Syndication Agent.

10.2

First Amendment to the Second Amended and Restated Credit Agreement, dated as of May 2, 2006, by and among Venoco, Inc., the Guarantors identified therein and Bank of Montreal, as Administrative Agent and Credit Suisse, Cayman Islands Branch and Lehman Commercial Paper Inc., as Co-Syndication Agents and Fortis Capital Corp., as Documentation Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 4, 2006

VENOCO, INC.

By:	/s/ Timothy Marquez
Name: Timothy Marquez
Title: Chairman and Chief Executive Officer